                                                                 Exhibit 10.14


                     ADVERTISING REPRESENTATIVE AGREEMENT

          This Advertising Representative Agreement ("Agreement") is made effective as of the 30/th/ day of September 1999 between more.com, Inc. ("more.com") and Bergen Brunswig Drug Company ("BBDC").

          WHEREAS, more.com owns and operates an online drugstore ("more.com Site");

          WHEREAS, BBDC is a leading distributor of health and beauty aids, prescription and non-prescription medicines; and

          WHEREAS, subject to the terms and conditions set forth in this Agreement, more.com wishes to appoint BBDC as its exclusive sales representative for the marketing and sales of certain advertising for placement on the more.com Site during the Term.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

          1.  Sales Representation.
              --------------------

              a. more.com hereby appoints BBDC as its sole and exclusive (subject to Sections 1.d and 9.b below) agent for the purpose of marketing and selling of any and all product specific advertising and manufacturer promotional advertising ("Covered Advertising") on the more.com Site during the term of this Agreement (as defined in Section 9.a below, the "Term"). BBDC hereby accepts such appointment, and will use its best efforts to market and sell Covered Advertising during the Term. Covered Advertising will include, but not be limited to, banner ads, text links, graphics links, branded buttons, infomercials, manufacturer sponsored surveys, manufacturer sponsored trials, promotions, or other manufacturer advertising activities promoted in conjunction with more.com for products that are stocked and inventoried by BBDC.

              b. more.com will identify BBDC on rate cards and applicable promotional literature as more.com's advertising representative for the sale of Covered Advertising.

              c. more.com and BBDC will jointly create and mutually agree to a manufacturer advertising plan ("Advertising Plan") for Covered Advertising, including the amount of advertising space available for Covered Advertising and its price, duration and rotation schedules. The Parties will use commercially reasonable efforts to have the Advertising Plan completed and approved by both Parties prior to actual sales of Covered Advertising. The Advertising Plan will include a planned promotional calendar, including manufacturers, products, product categories, and special events. The Advertising Plan and promotional calendar will reflect the parties' agreed-upon strategic approach and will be revised and updated no less than annually. more.com and BBDC agree to identify individuals within their respective companies who will be responsible for implementation and maintenance of the Advertising Plan.

              d. For products not stocked and inventoried by BBDC that more.com would like to sell via the more.com Site, and potentially obtain advertising revenues for, BBDC

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

will have 30 days after receipt of a request from more.com that BBDC supply it such product, to begin to stock and inventory such product. In the event that BBDC refuses or is otherwise unable to stock and inventory any such products within the foregoing 30 day period, more.com will have the right to purchase and seek manufacturer advertising revenue for those products on its own with no obligation to BBDC.

          2.  Duties of BBDC -- General.  At its expense, BBDC will:
              -------------------------

              a. conduct all marketing and sales activities relating to the Covered Advertising;

              b. be responsible for the design, layout, and production of the advertisements (subject to joint approval by both more.com and BBDC);

              c. jointly with more.com manage the relationship with purchasers of Covered Advertising;

              d. for purchasers of Covered Advertising whose credit limits are exceeded, require prepayment to more.com of amounts due for Covered Advertising; and

          3.  Sales Price of Media Units.
              ---------------------------

              a. more.com and BBDC will mutually agree upon rates ("Published Rates") at which Covered Advertising will be sold. more.com will publish such rates in its rate card. The first such rate card will be published within ten
(10) days after execution of this Agreement. The Published Rates will be inclusive of advertising agency commissions (that is, the Published Rates will be "gross" rates). more.com and BBDC may from time to time, mutually agree upon adjustments to the Published Rates.

              b.  [**]

              c. No less than monthly, more.com will provide BBDC current advertisement performance measurements as reasonably required to demonstrate value to advertisers, including, as reasonably available, measures for use volume and loyalty (hit rates, unique visitors, repeat visitors, average length of stay, average sales per buyer, etc.), user demographics (visitors and buyers), usage levels by day/time segment (e.g. busy and off-peak hours) and affiliations and connectivity (including cooperative ventures and links to and from third party sites).

              d. Upon request, more.com will provide BBDC with marketing and promotional material ("Marketing Package") suitable for presentation to manufacturers and other potential advertisers. The Marketing Package will include a letter of agency and general information about more.com and the more.com Site, including types of available advertising, information about the Advertising Plan and promotional calendar, and general demographic information, usage levels and affiliations and connectivity information suitable for disclosure to potential advertisers on a non-confidential basis.

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

          4.  Acceptance of Orders.
              --------------------

              a. For each new advertiser, BBDC will obtain and promptly forward to more.com a completed, signed "New Customer Information" form.

              b. more.com and BBDC will jointly evaluate each advertiser's creditworthiness.

              c. more.com reserves the right to determine, in the exercise of its reasonable discretion, not to accept a potential advertiser or advertisement.

              d. BBDC will sell Covered Advertising only pursuant to written Insertion Orders in the form approved by more.com, and only to advertisers jointly approved by more.com and BBDC. BBDC will not accept any advertiser's Insertion Order if such order is inconsistent with the Parties' credit determination for such advertiser, unless such advertiser prepays in full. more.com reserves the right, in its reasonable discretion, to reject any Insertion Order.

              e. BBDC will accept Insertion Orders only from advertisers whom BBDC believes in good faith to be legitimate businesses operating in compliance with applicable laws.

              f. BBDC will submit to more.com a monthly sales report on or before the fifth business day of the following month. BBDC will furnish to more.com copies of all signed Insertion Orders within 24 hours of BBDC's receipt thereof.

              g. BBDC will not, without more.com's prior approval, accept payments or other valuable consideration related to Covered Advertising from advertisers other than the payments to more.com specified in more.com's rate card or the applicable Insertion Order. BBDC will report to more.com all payments and other valuable consideration related to Covered Advertising received from advertisers, specifying the value of any such payments and consideration. In the event that such consideration (or the agreed upon value thereof) is not remitted to more.com, more.com will deduct from commissions otherwise owed BBDC hereunder [**] the value of any Covered Advertising provided in exchange for such consideration as more.com's Net Revenue (as defined below) in connection therewith.

              h. more.com will use its best efforts to make available sufficient advertising space to permit BBDC to perform its obligations under this Agreement, and to provide the technical capability for links from Covered Advertising to the applicable manufacturer's web site.

          5.  Production.
              ----------

              a. BBDC will be responsible for the layout, design, and production of all advertising sold by BBDC or, at its election may delegate such responsibility to more.com, provided that BBDC will remain responsible for any out-of-pocket costs incurred by more.com in connection therewith. BBDC will use best efforts to comply with such schedules and guidelines as more.com may adopt from time to time with respect thereto.

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

              b. BBDC will submit each advertisement to more.com for approval. Consistent with legal requirements for pharmaceuticals, foods and dietary supplements and other similar products, neither party will modify manufacturer-approved and provided text and layout in any manner so as to affect its compliance with legal and regulatory requirements without subsequent re-approval by the manufacturer.

              c. more.com and BBDC will jointly agree to guidelines for advertising content and content quality for Covered Advertising, such guidelines to be set forth in the Advertising Plan, and will jointly approve or disapprove the content and quality of all Covered Advertising before insertion in the more.com Site.

              d. more.com will provide to BBDC advertising schedules for each Insertion Order as soon as practicable after each such schedule is prepared. Within ten (10) days following completion of an Insertion Order and at the end of each month for advertising running more than one month, more.com will provide to the advertiser(with a copy to BBDC) an appropriate certificate of insertion (proof of performance) in a form mutually agreed upon by the Parties

          6.  Invoicing, Collections and Remittances; Records.
              -----------------------------------------------

              a. more.com will be responsible for promptly invoicing advertisers with respect to the sale of Covered Advertising.

              b. BBDC will cooperate with more.com to facilitate the collection for more.com of payments for Covered Advertising. [**}

              c. The Parties will use diligent and reasonable commercial efforts to ensure that all payments resulting from sale of Covered Advertising are made to more.com on a timely basis. more.com reserves the right to take whatever collection activity it deems appropriate including the institution of suit to effect payment.

              d. The Parties will consult from time to time regarding aging of receivables and collection problems. BBDC will cooperate, at more.com's expense, in all respects with more.com in the collection of receivables. BBDC's commission, if any, will be paid from any such amounts collected by more.com and any such amounts, less out-of-pocket collection expenses, will be credited to any applicable Guaranteed Minimum (as set forth on EXHIBIT A attached hereto) owed by BBDC to more.com.

              e. Within 15 days after the last day of each calendar month during the Term, more.com will provide BBDC with information on an advertiser-by-advertiser, Insertion Order-by-Insertion Order basis, Net Revenue during the prior calendar month ("Monthly Report") and on each Wednesday will provide a similar report with respect to the prior week. In the event that the sum of (i) all Make-Up Payments (as defined below) previously paid by BBDC and (ii) aggregate Net Revenue from the date hereof, for any period set forth on Exhibit A attached hereto ("Prior Payments") is less than the Guaranteed Minimum set forth for such period on Exhibit A, the applicable Monthly Report will include an invoice for the difference

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

between the applicable Guaranteed Minimum and the Prior Payments ("Make-Up Payment"). BBDC will be entitled to use advertising on the more.com Site in an amount equal to any Make-Up Payments paid hereunder for its own benefit or the benefit of any of its affiliates or the benefit of its Good Neighbor Pharmacy network of independent stores. Make-Up Payments will be reduced to the extent payment for any Covered Advertising is uncollectable due to more.com's failure to comply with a valid Insertion Order.

              f. BBDC will remit any Make-Up Payments within [**] days after receipt of the applicable invoice.

          7.  Audit.  Each party will have the right, upon reasonable notice and
              -----
during business hours, to audit the other party's books and records relating to the other party's duties and amounts due and payable hereunder.

          8.  Commissions.  To the extent that the sum of aggregate Net Revenue
              -----------
and Make-Up Payments through July 31, 2000 [**] and with respect to the sale of all Covered Advertising after such date (excluding in each case sales of Covered Advertising by more.com pursuant to Section 1.d above), [**] of the sum or such Net Revenue and Make-Up Payments. Following the expiration or earlier termination of this Agreement, BBDC will be entitled to such commissions for any Covered Advertising sold during the Term as would have been payable had this Agreement not expired or been terminated.

          9.  Term and Termination.
              --------------------

              a. Subject to Sections 1.d and 9.b hereof, BBDC will remain the exclusive sales representative for Covered Advertising for a period of ten years from the date hereof, at which time this Agreement will terminate unless prior to that time the parties have agreed in writing to extend the term of the Agreement. Notwithstanding the foregoing, the parties at any time during the Term may mutually agree to terminate BBDC's exclusivity hereunder.

              b. BBDC may elect, by written notice anytime prior to August 1, 2000, to terminate its exclusivity hereunder. In the event that BBDC elects at such time to not terminate its exclusivity, it shall within thirty (30) days after the end of the second year of this Agreement ("Year Two"), [**]. In the event that during any one year period after Year Two the aggregate Net Revenue for such year [**] Notwithstanding the foregoing, on or about February 1, 2001, the Parties shall meet to discuss in good faith the feasibility of retaining BBDC's exclusivity for the Term of this Agreement.

              c. Either party may terminate this Agreement upon written notice if the other party fails to cure a material breach of any obligation hereunder within 30 days after written notice specifying such breach. If, because of the nature of such breach, the breaching

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

party cannot effect a cure thereof within such 30 day period, it may have such additional time as will be reasonably necessary to do so, provided it immediately commences diligently to cure such breach upon notice thereof from the noticing party and continues thereafter to use its best efforts to do so.

               d. Upon the termination of this Agreement for any reason, each party will discontinue the use of any trademarks of the other party and any item containing such trademarks, such as signs, logos, stationery, or business cards, and shall return to its owner all materials otherwise identifying or relating to its business; cease representing itself in any fashion as a representative of the other party; and return all documents, records or other materials (including, without limitation, all copies thereof regardless of the storage media) which were provided in connection herewith. Upon request, each party will promptly provide the other with documentation relating to any agreements with advertisers or sales orders submitted by advertisers.

               e. Obligations that have accrued prior to the effective date of termination will survive termination.

          10.  Indemnity; Insurance.
               --------------------

               a. more.com will defend, indemnify, and hold BBDC and its directors, officers, shareholders, employees, agents, and affiliates ("BBDC Indemnitees") harmless from and against any claims by third parties (including governmental authorities) and any losses, damages, settlements, fines, penalties, liabilities or expenses resulting therefrom (collectively, "Claims"), to the extent such Claims arise out of, relate to, or are based on the content of the more.com Site, or actions undertaken by BBDC pursuant to more.com's express instructions.

               b. BBDC will defend, indemnify, and hold more.com and its directors, officers, shareholders, employees, agents, and affiliates ("more.com Indemnitees") harmless from and against any Claims, to the extent such Claims arise out of, relate to, or are based on actions or omissions of BBDC taken in connection with or pursuant to this Agreement, except to the extent that such actions or omissions are based on express instructions given by more.com.

               c. more.com will obtain and maintain during the Term the insurance coverage described on EXHIBIT B attached hereto with carriers reasonably acceptable to BBDC and upon BBDC's request will provide BBDC evidence of such insurance in the form of certified copies of the applicable policies or an appropriate certificate of insurance in form reasonably acceptable to the parties. Each such policy will name BBDC as an additional insured and provide that BBDC is to be notified at least 30 days prior to any cancellation thereof.

               d. Under no circumstances will either party be liable to the other or to any third party for loss of profits, or incidental or consequential damages, sustained or incurred in any manner in connection with this Agreement, even if such party has been advised of the possibility of such damages.

          11.  Arbitration.
               -----------

               a. For any dispute or controversy between the parties which arises out of or relates to this Agreement or the grounds for its termination, the parties agree to meet to try to resolve the dispute. Such meeting will be attended by individuals with decision-making authority to attempt in good faith, to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty days after the date set for such meeting, the parties have not succeeded in negotiating a resolution of the dispute, either party may request that such dispute be resolved through final and binding arbitration. Such arbitration will be conducted in English by three arbitrators familiar with the health care industry, in accordance with the then-current Rules of Conciliation and Arbitration of the American Arbitration Association. Such arbitrators will be selected by mutual agreement of the parties, or failing such agreement, each party will select one arbitrator and the two selected arbitrators will mutually agree upon the selection of a third arbitrator. This Agreement will be governed by and construed according to the laws of the State of California. The arbitrators will be bound to apply such California law, and where applicable, federal statutory law. The parties will be afforded a reasonable period of time to conduct discovery prior to the arbitration. A court reporter will be present at all arbitration proceedings in order to transcribe them and such transcription will be the official record of such proceedings for purposes of any judicial enforcement or review proceeding. The arbitrators' decision will specify the basis for any award and the types of damages awarded. The parties will bear the cost of such arbitration equally and the prevailing party in any such arbitration will be entitled to reasonable attorney's fees, in addition to any other award ordered by the arbitrators. The prevailing party in any judicial enforcement or review proceeding will also be entitled to reasonable attorney's fees and costs, in addition to any other award ordered by the court. If judicial enforcement or review is sought by either party, judgment may be entered in any court of competent jurisdiction. This Section will survive any expiration or termination of this Agreement and will continue to be enforceable in the event of the bankruptcy of a party.

               b. Notwithstanding the foregoing, a request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, or provisional relief such as writs of attachments or possession, shall not be subject to arbitration and may be adjudicated only before a court of competent jurisdiction.

          12.  Confidentiality.  As used in this Section, "Confidential
               ---------------
Information" means trade secrets, operating manuals, customer or client lists, business information, marketing programs, plans and strategies, financial information, memoranda, work papers, notes, reports and any sales information which either party ("disclosing party") makes available, or has previously made available, to the other ("receiving party") in connection with this Agreement, as well as this Agreement itself. Unless otherwise set forth in this Agreement, the receiving party: (i) will not disclose Confidential Information to any third party without first obtaining the express written permission of the disclosing party, (ii) will use Confidential Information only as is necessary to fulfill its obligations pursuant to this Agreement, and (iii) will limit such disclosure to any of its officers, employees or agents on a need-to-know basis for purposes of fulfilling its obligations under this Agreement. Notwithstanding anything to the contrary in this Section, Confidential Information will not include: (a) information that is approved for public release by the written authorization of the disclosing party; (b) information that was disclosed to the receiving party by a third party having legal right to make such disclosure; (c) information that is or becomes in the public domain; (d) information that the receiving party can establish was independently developed without breaching this Agreement; (e) information that the receiving party is required to disclose pursuant to law, regulation, rule, act, or court order of any governmental authority or agency.

          13.  General.
               -------

               a.  Attorney's Fees. The prevailing party in any dispute over the
                   ---------------
performance or construction of this Agreement will be entitled to recover its reasonable attorney's fees and costs.

               b.  Compliance with Laws.  Each party shall comply with all laws,
                   --------------------
rules and regulations, whether local, state, or federal, applicable to its activities hereunder, but only to the extent such laws, rules and regulations are applicable to such party.

               c.  Relationship of the Parties. Except as expressly set forth in
                   ---------------------------
this Agreement, nothing contained in this Agreement will be construed to create an agency relationship or a joint venture or partnership between the Parties and neither party will have any right, power or authority to act on behalf of or bind the other party.

               d.  Choice of Law. This Agreement will be construed under the
                   -------------
laws of the State of California, as applied to contracts entered into and performed completely within California.

               e.  Non-Solicitation. For the Term and for one year after the
                   ----------------
termination of this Agreement, each party agrees not to directly or indirectly solicit employees of the other party.

               f.  Waivers.  The rights of the parties under this Agreement are
                   -------
cumulative. The waiver by any party of any term, condition or breach hereof shall not constitute a waiver of any other such matter.

               g.  Force Majeure.  Neither party shall be liable for loss or
                   -------------
damage or be deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or any court of competent jurisdiction; (2) acts or omissions of the other party in violation of this Agreement; or (3) acts of God, fires, strikes, embargoes, war, insurrection, riot, and other causes beyond the reasonable control of the party. Any delay resulting from any said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

               h.  Assignability. Either party may assign this Agreement,
                   -------------
without consent, upon 30 days' written notice to the other party, to a parent, or to a subsidiary. Either party may assign the Agreement to an affiliated company, or to an entity in connection with any merger, consolidation or reorganization with, or the sale of all of the party's assets to, such entity, so long as the assignee is financially secure. Except to the extent set forth above, neither party may assign this Agreement or any of its obligations hereunder without the other party's prior written consent, which consent may not be unreasonably withheld, and any assignment without such consent shall be null and void.

               i.  Survivability. All representations, warranties, covenants and
                   -------------
obligations of either party set forth herein shall survive the expiration or termination of this Agreement and the performance by either party hereunder and shall continue in full force and effect notwithstanding such expiration or termination or performance until they are satisfied in full or by their nature expire.

               j.  Captions, Interpretation. Section headings are for
                   ------------------------
convenience of reference only, do not form a part of this Agreement and will not affect the meaning of this Agreement. Words used, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" will include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity. The word "and" includes the word "or." The word "or" is disjunctive but not necessarily exclusive.

               k.  Notices.  All notices, requests, demands and other
                   -------
communications hereunder shall be in writing and shall be deemed given upon receipt or three days after mailing, whichever is sooner, if personally delivered or mailed, certified mail return receipt requested, or sent by overnight carrier to the following addresses:

               If to more.com:

               more.com, Inc.
               520 Third Street, Suite 245
               San Francisco, CA  94107
               Attn: Brad Oberwager
               Telephone:  (415) 979-9597
               Facsimile:  (415) 979-9598

               with a copy to

               Howard, Rice, et al
               3 Embarcadero Center, 7th Floor
               San Francisco CA  94111
               Attn:  Ronald Star, Esq.

               If to BBDC:

               Bergen Brunswig Drug Company
               4000 Metropolitan Drive
               Orange, California 92868
               Attn:  President
               Telephone:  (714) 385-4000
               Facsimile:  (714) 385-8879
               with a copy to:

               Bergen Brunswig Corporation
               4000 Metropolitan Drive
               Orange, California 92868
               Attn:  E.V.P., Chief Legal Officer & Secretary
               Telephone:  (714) 385-4000
               Facsimile:  (714) 978-1148

               l.  Entire Agreement.  This Agreement represents the entire
                   ----------------
agreement of the parties and expressly supersedes and replaces in full any prior agreements between the parties relating to the subject matter hereof. This Agreement may only be amended or superseded by written agreement executed by both parties.

               IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement by their duly authorized representatives as of the date first above written.

MORE.COM, INC.                               BERGEN BRUNSWIG DRUG COMPANY

By: /s/ Laureen De Buono                     By: /s/ Brent Martini

Its: CFO                                     Its: President